UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

eFunds Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31951 (Commission File Number)	39-1506286 (IRS Employer Identification Number)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona (Address of principal executive offices)	85253 (Zip Code)

Registrant’s telephone number, including area code: 480-629-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 19, 2004, eFunds Corporation, a Delaware corporation (“eFunds” or the “Company”) and its subsidiary, eFunds (Canada) Corporation, a Nova Scotia unlimited liability company (“eFunds (Canada)”), consummated the transactions (the “ATM Portfolio Sale”) contemplated by a Purchase Agreement, dated September 20, 2004 (the “Agreement”), with TRM Corporation, an Oregon corporation (“TRM”) and its subsidiaries, TRM ATM Corporation, an Oregon corporation (“TRM ATM”), and TRM (Canada) Corporation, a Canadian corporation (“TRM (Canada)”). Pursuant to the Agreement, (i) TRM ATM purchased from eFunds all of the membership interests (the “Membership Interests”) in Access Cash International L.L.C., a Delaware limited liability company, which owns substantially all of eFunds’ business of operating ATMs in the United States and (ii) TRM (Canada) purchased from eFunds (Canada) substantially all of the assets constituting eFunds’ business of operating ATMs in Canada (the “ATM Assets”). The cash purchase price received for the Membership Interests and the ATM Assets was $150 million less an estimated $4.4 million of costs of sale and working capital adjustments.

In connection with the execution of the Agreement, eFunds entered into a Master Services Agreement with TRM ATM (the “Master Services Agreement”). Pursuant to the Master Services Agreement, eFunds will provide processing and management services to TRM’s ATM portfolio for a period of five years from the closing date of the ATM Portfolio Sale. As a result of the Company’s continuing involvement with the ATM portfolio sold to TRM, amounts received by the Company that exceed the recorded book value of the Membership Interests and ATM Assets have been deferred and will be recognized as revenues over the initial term of the Master Services Agreement.

eFunds and its affiliates have no material relationships with TRM and its affiliates, other than pursuant to the Agreement and the Master Services Agreement.

A copy of the press release announcing the ATM Portfolio Sale is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (b) Pro forma financial information

The unaudited pro forma condensed consolidated financial information presented herein gives effect to the ATM Portfolio Sale as if that transaction had occurred for balance sheet purposes on September 30, 2004 and for statement of operations purposes on January 1, 2003. The pro forma information contained herein is based on presently available information.

In management’s opinion, all adjustments necessary to reflect the ATM Portfolio Sale in the unaudited pro forma condensed consolidated financial information contained herein have been made. The unaudited pro forma information included here should be read in conjunction with the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004 and the audited consolidated statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The pro forma information may not be indicative of what the Company’s results of operations or financial position would have been had the ATM Portfolio Sale actually occurred during the periods discussed, nor does it purport to predict the Company’s results of operations for future periods.

eFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,			Pro Forma
	2004	Pro Forma		September 30,
(in thousands)	(as reported)	Adjustments		2004
Current assets:
Cash and cash equivalents	$202,135	$145,601	(A)	$347,736
Deposits subject to compensating balance arrangements	1,657	—		1,657
Restricted custodial cash	2,932	—		2,932
Accounts receivable – net	66,267	—		66,267
Other current assets	22,639	3,764	(B)	26,403
Assets held for sale	106,145	(106,145)	(C)	—

Total current assets	401,775	43,220		444,995

Property and equipment – net	48,008	—		48,008
Long-term investments	2,683	—		2,683
Intangibles-net and other non-current assets	108,468	15,055	(B)	123,523

Total assets	$560,934	$58,275		$619,209

Current liabilities:
Accounts payable	$16,050	$—		$16,050
Accrued liabilities	65,655	33,632	(D), (E)	99,287
Accrued contract losses	1,600	—		1,600
Long-term debt due within one year	2,007	—		2,007
Liabilities related to assets held for sale	9,744	(9,744)	(C)	—

Total current liabilities	95,056	23,888		118,944

Long-term debt	3,292	—		3,292
Other long-term liabilities	12,206	34,387	(D), (B)	46,593

Total liabilities	110,554	58,275		168,829

Stockholders’ equity:
Common stock	487	—		487
Additional paid-in capital	437,586	—		437,586
Retained earnings	11,904	—		11,904
Accumulated other comprehensive income	403	—		403

Stockholders’ equity	450,380	—		450,380

Total liabilities and stockholders’ equity	$560,934	$58,275		$619,209

See accompanying notes to unaudited pro forma condensed consolidated financial information.

eFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended			Pro Forma
	September 30, 2004	Pro Forma		Nine Months Ended
(in thousands, except per share amounts)	(as reported)	Adjustments		September 30, 2004
Net revenue	$421,652	$(103,367)	(F)	$318,285

Total operating expenses	379,547	(94,043)	(G)	285,504

Income from operations	42,105	(9,324)		32,781

Net income	$29,491	$(6,527)		$22,964

Shares outstanding
Basic	47,944			47,944

Diluted	49,151			49,151

Earnings per share
Basic	$0.62			$0.48

Diluted	$0.60			$0.47

See accompanying notes to unaudited pro forma condensed consolidated financial information.

eFUNDS CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended			Pro Forma
	December 31, 2003	Pro Forma		Year Ended
(in thousands, except per share amounts)	(as reported)	Adjustments		December 31, 2003
Net revenue	$532,054	$(139,797	) (F)	$392,257

Total operating expenses	493,344	(130,060	) (G)	363,284

Income from operations	38,710	(9,737)		28,973

Net income	$28,908	$(7,060)		$21,848

Shares outstanding
Basic	46,854			46,854

Diluted	47,239			47,239

Earnings per share
Basic	$0.62			$0.47

Diluted	$0.61			$0.46

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated balance sheet was prepared assuming the ATM Portfolio Sale occurred as of September 30, 2004 and reflects the following “Pro Forma Adjustments” to the Company’s unaudited condensed consolidated historical balance sheet as of September 30, 2004:

(A)	Adjustment reflects the estimated net cash purchase price received in connection with the ATM Portfolio Sale of $145.6 million.

(B)	Adjustment reflects a deferred tax asset resulting from tax obligations of $18.8 million calculated at the Company’s marginal current U.S. corporate tax rate of approximately 38% and certain other deferred tax liability implications. Approximately 20% of the deferred tax asset has been classified as current and 80% has been classified as long-term. The deferred tax asset will be amortized ratably over the initial term of the Master Services Agreement.

(C)	Adjustment reflects the disposition of the assets and liabilities associated with the ATM Portfolio Sale.

(D)	Adjustment reflects the deferred gain from the ATM Portfolio Sale of $49.2 million. Approximately 20% of the deferred gain has been classified as current and 80% has been classified as long-term. The deferred gain will be amortized ratably over the term of the Master Services Agreement.

(E)	Adjustment reflects the estimated tax obligations of approximately $23.8 million related to the taxable gain on the sale calculated at the Company’s marginal current U.S. corporate tax rate of approximately 38%.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003 have been presented as if the ATM Portfolio Sale had been completed as of January 1, 2003 and reflect the following “Pro Forma Adjustments” to the Company’s unaudited condensed consolidated historical statements of operations for the nine months ended September 30, 2004 and the year ended December 31, 2003:

(F)	Adjustment reflects the removal of all revenues specifically identifiable with the operations included in the ATM Portfolio Sale. The Pro Forma Adjustments do not include revenues from the Master Services Agreement or the amortization of the gain on the ATM Portfolio Sale for the periods presented as these revenues will be derived from a prospective transaction.

(G)	Adjustment reflects the removal of all controllable costs specifically identifiable with the operations included in the ATM Portfolio sale. The Pro Forma Adjustments do not reflect the elimination of certain technology and corporate overhead costs as a result of the ATM Portfolio Sale. Approximately $8.3 million and $9.6 million of these indirect costs were allocated to the operations included in the ATM Portfolio Sale during the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. Management intends to undertake corporate cost reduction efforts in immediate future periods.

Statements included in this Current Report of Form 8-K concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2004.

(c)	Exhibits

Exhibit No.	Description	Method of Filing
2.1	Purchase Agreement, made as of September 20, 2004, by and among eFunds Corporation, eFunds (Canada) Corporation, TRM ATM Corporation and TRM Canada Corporation	*

99.1	Press Release, dated November 22, 2004	Filed herewith

*	Incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation (Registrant)

Date: November 24, 2004	/s/ Paul F. Walsh

Chief Executive Officer
(Principal Executive Officer)

Index to Exhibits

Exhibit No.	Description	Page Number
99.1	Press Release, dated November 22, 2004